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                                                                    EXHIBIT (21)


                            WHITEHALL CORPORATION

                          ANNUAL REPORT ON FORM 10K

                                 ITEM 14(A)3


(22) Subsidiaries of the Registrant

         The following table lists the subsidiaries of the Registrant and the jurisdiction of incorporation of each subsidiary:



                 Name                                               Jurisdiction of Incorporation
                 ----                                               -----------------------------
         Aero Corporation                                                    Florida

         Hydroscience, Inc.                                                  Texas

         Crystek Corporation                                                 Florida



         Each of the subsidiaries conducts business only under its corporate name.